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                      COMMERCE PLAZA - FIRST AMENDMENT TO
                        TEMPORARY OFFICE SPACE LICENSE

This First Amendment to Temporary Office Space License ("First Amendment") made and entered as of the 30 day of December, 1998, by and between Metropolitan Life Insurance Company, a New York corporation ("Licensor") and SPR, Inc., a Delaware corporation, the successor-in-interest to SPR Chicago, Inc. ("Licensee").

                                  WITNESSETH:

     Whereas, Licensor and Licensee have heretofore entered into that certain Temporary Office Space License dated November 13, 1998 ("License") for temporary premises (the "Premises") described as Suite 240, containing approximately 2,892 rentable square feet on the second floor of the building at 2015 Spring Road (the "Building") in a complex commonly known as Commerce Plaza located in Oak Brook, Illinois, the Premises being more particularly described in said Temporary Office Space License.

     Whereas, the parties mutually desire to amend the License, all on and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

     1.  Definitions. Unless otherwise defined herein, all capitalized terms
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shall have the same meaning ascribed to them in the License.

     2.  Term. The term of the License shall be extended from January 31, 1999
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to June 30, 1999, unless terminated earlier as provided for in the License.
Licensee shall have the option to terminate the License on an earlier date by providing Licensor with written notice at least sixty (60) days prior to the requested termination date.

     3.  Licensee's Representation and Acknowledgement. Licensee hereby
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acknowledges that Licensor has performed all of its obligations with respect to the Premises. Licensee further acknowledges that as of the date hereof Licensor is not in default under any of the terms of the License.

     4.  Authority. This First Amendment shall be binding upon and inure to the
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benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this First Amendment.

     5.   Continuation. Except as specifically herein amended, all terms and
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conditions

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contained in the License with respect to the Premises shall remain in full force and effect. In the event that any provisions of this First Amendment shall conflict with the License, this First Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this License as of the date first above written.

METROPOLITAN LIFE INSURANCE              SPR, INC., a Delaware corporation
COMPANY, a New York corporation

By:  /s/ [ILLEGIBLE]^^                   By: /s/ Stephen T. Gambill
    -----------------------------           -----------------------------
    Its: ASSISTANT VICE-PRESIDENT           Its:  VP & CFO
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